Exhibit 99.1


Concord Announces Search for EVP Worldwide Sales

   MARLBORO, Mass.--(BUSINESS WIRE)--May 4, 2004--Concord Communications Inc. (Nasdaq: CCRD) announces the opening of a search for an Executive Vice President of Worldwide Sales and Professional Services. Daniel Sheahan, the current Executive Vice President of Worldwide Sales and Professional Services, will remain in this capacity until the search is completed, at which time he will return to his previous role of Vice President of Asia Pacific Sales.

   About Concord Communications

   Concord Communications, Inc. (Nasdaq: CCRD) optimizes application performance and availability across networks and systems. Concord's 3000 eHealth(R) customers worldwide use the eHealth(R) Suite as the software solution to manage their IT infrastructure to drive profitable business operations, reduce costs, and increase competitive positioning.

   Concord is headquartered in Marlboro, Massachusetts. For more information on Concord, call 1-800-851-8725 or visit Concord on the Web at www.concord.com. Concord Communications, Inc., the Concord logo and eHealth are trademarks of Concord Communications, Inc. All other trademarks are the property of their respective owners.

    CONTACT: Concord Communications Inc
             Eric Snow, 508-486-4508
             pr@concord.com
             or
             Investor Relations:
             Raymond Ruddy, 508-303-4350
             investorrelations@concord.com